Exhibit 99.5
AUDITED CARVE-OUT FINANCIAL STATEMENTS
Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Year ended December 31, 2007
with Report of Independent Auditors

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Audited Carve-Out Financial Statements
Year ended December 31, 2007

Independent Auditor’s Report
To the Owner of Fremont Retail Deposit Division and Significant Assets
We have audited the accompanying balance sheet of Fremont Retail Deposit Division and Significant Assets (the “Company”), a carve-out business of Fremont Investment & Loan, an indirect wholly owned subsidiary of Fremont General Corporation, at December 31, 2007, and the related statements of operations, changes in owner’s investment/(deficit) and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fremont Retail Deposit Division and Significant Assets as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As further discussed in Note 1, the accompanying financial statements are the accounts of the Fremont Retail Deposit Division and Significant Assets on a carved-out basis as if it had been an independent entity for the period presented. The preparation of these financial statements reflect a carved-out presentation that requires certain significant assumptions in order to reflect the business on a stand-alone basis and the results may not necessarily reflect the financial position, results of operations and cash flows had the Fremont Retail Deposit Division and Significant Assets existed on a standalone basis.
/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
October 6, 2008

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Balance Sheet

(Thousands of dollars)	December 31, 2007

ASSETS

Cash and cash equivalents	$3,192,639
Commercial real estate loan participation interest, net	3,172,177
Accrued interest receivable	17,631
Premises and equipment, net	4,410
Other assets	7,144

TOTAL ASSETS	$6,394,001

LIABILITIES
Deposits:
Savings accounts	$262,919
Money market deposit accounts	231,579
Certificates of deposit	3,905,850

4,400,348
Other liabilities	9,697

Total Liabilities	4,410,045

Commitments and contingencies (Note 9)	—

OWNER’S INVESTMENT	1,983,956

TOTAL LIABILITIES AND OWNER’S INVESTMENT	$6,394,001

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Statement of Operations

Year Ended
(Thousands of dollars)	December 31, 2007

INTEREST INCOME:
Commercial real estate loan participation interest	$125,860
Other	161,250

287,110

INTEREST EXPENSE:
Deposits	204,774

Net interest income	82,336

NON-INTEREST INCOME:
Other	1,767

NON-INTEREST EXPENSE:
Compensation and related	25,335
Occupancy	5,302
Other	39,005

69,642

INCOME BEFORE INCOME TAXES	14,461
Income tax expense	(6,406)

Net income	$8,055

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Statement of Owner’s Investment/(Deficit)

(Thousands of dollars)

Balance at December 31, 2006	$(365,845)
Other distributions from owner	2,341,746
Net income	8,055

Balance at December 31, 2007	$1,983,956

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
Statement of Cash Flows

Year Ended
(Thousands of dollars)	December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,055
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	1,633
Loss on disposal of premises and equipment	60
Change in accrued interest	(17,631)
Change in other assets	(2,871)
Change in other liabilities	5,163

NET CASH USED IN OPERATING ACTIVITIES	(5,591)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of commercial real estate loan participation interest	(4,201,208)
Payments received from commercial real estate loan participation interest	1,029,031
Purchases of premises and equipment	(732)

NET CASH USED IN INVESTING ACTIVITIES	(3,172,909)

CASH FLOWS FROM FINANCING ACTIVITIES
Deposits accepted, net of repayments	827,696
Other distributions from owner	2,341,746

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,169,442

Decrease in cash and cash equivalents	(9,058)
Cash and cash equivalents at beginning of year	3,201,697

Cash and cash equivalents at end of year	$3,192,639

See accompanying notes to financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
Notes to Financial Statements
NOTE 1 — NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
Overview
The accompanying financial statements are the combined accounts of Fremont Retail Deposit Division and Significant Assets (the “Retail Bank”) — a carve-out business of Fremont Investment & Loan (“FIL”), on a carved-out basis as if it had been an independent entity for the period presented. FIL is an indirect, wholly-owned subsidiary of Fremont General Corporation (“FGC” or the “Holding Company”) through its intermediate parent, Fremont General Credit Corporation (“FGCC”).
On April 13, 2008 FGC, FGCC and FIL entered into a Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”) with CapitalSource TRS Inc., a wholly owned subsidiary of CapitalSource Inc., (“CapitalSource”) pursuant to which FIL sold the Retail Bank to CapitalSource TRS Inc. on July 25, 2008. The Retail Bank offers certificates of deposit and savings and money market deposit accounts through its 22 branches in California. The Retail Bank’s deposit accounts are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
Under the Purchase and Assumption Agreement, CapitalSource purchased and assumed certain assets and liabilities from FIL. Assets purchased included the Commercial Real Estate Loan Participation Interest (the “Participation Interest”), certain real property and other assets related to the Retail Bank as defined in the Purchase and Assumption Agreement. Liabilities assumed included the deposit liabilities, certain obligations related to hired employees and other liabilities as defined in the Purchase and Assumption Agreement. As of the date of the transaction, the assumed liabilities were greater than the purchased assets. Accordingly, FIL transferred a significant amount of cash related to the deposit liabilities net of the purchased assets to effect the transaction. Because this cash was required to settle the transaction, the financial statements assume that the Retail Bank effectively maintained this level of cash throughout the reporting period.
The balance sheet as of December 31, 2007 and the related statement of operations, owner’s investment, and cash flows for the year ended December 31, 2007 reflect carve-out presentations of the Retail Bank from the financial statements of FIL, presented on a stand-alone basis and the results may not necessarily reflect results of operations, financial positions and cash flows had the Retail Bank existed on a stand-alone basis. The presentation of the carved-out Retail Bank requires certain assumptions in order to reflect the business as a stand-alone entity, which management believes is reasonable. Accordingly, advances and other transactions between FIL and the Retail Bank are reflected as owner’s investment in the accompanying financial statements. Other distributions from owner in the Statement of Owner’s Investment/(Deficit) effectively represent distributions or contributions due to financing activities by FIL. Additionally, because the Retail Bank does not represent a stand-alone, FDIC-insured depository institution, certain bank and bank holding company disclosures (i.e. regulatory capital ratios) are not presented in these financial statements.
The financial statements include direct expenses as well as allocated expenses. The revenue and expenses of FIL for the year ended December 31, 2007 have been allocated between the Retail Bank and the operations being retained by FIL, based either on specific attribution of those revenues and expenses or using a systematic and reasonable allocation. Additionally, the results of operations include certain allocated corporate expenses; interest income earned from invested cash equivalents at historic short-term rates and interest expense associated with the specific deposit liabilities being assumed by CapitalSource on an account by account basis. The Retail Bank did not have a formal financing agreement with FIL.
Summary of Significant Accounting Policies
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The significant accounting principles, policies and practices that materially affect financial reporting are summarized below:
Use of Estimates: The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that materially affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain of the accounts that require significant judgment by management include the allocation of revenues and expenses or the specific attribution of revenues and expenses as discussed above, income taxes, and the determination of whether an allowance for loan losses is required and the related amount, if any.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
Cash and Cash Equivalents: Cash and cash equivalents are assumed to include cash on hand, cash on deposit at other financial institutions and other short term liquid investment instruments, including U.S. government treasury bills, agency discount notes and money market funds. Cash and cash equivalents are stated at cost, which approximates fair value. All highly liquid investment instruments with an original maturity of three months or less are classified as cash equivalents for purposes of the statement of cash flows.
Commercial Real Estate Loan Participation Interest: The Participation Interest is reported at the outstanding principal balance. Interest is recognized and accrued as earned, except where reasonable doubt exists as to the collectibility, in which case accrual of interest is discontinued and the Participation Interest is placed on non-accrual status. The Participation Interest bears interest at one-month LIBOR plus 150 basis points.
The Participation Interest is evaluated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 5, “Accounting for Contingencies” to determine if an allowance for loan losses is required and would represent an amount management considers adequate to absorb incurred losses as it relates to principal repayments on the Participation Interest. The structure of the Participation Interest is such that, at December 31, 2007, the Participation Interest balance is less than the Retail Bank’s security position in the underlying collateral. This results in overcollateralization that serves to minimize the credit loss exposure on the Participation Interest. Therefore, an allowance for loan losses would be established for an amount equal to the excess incurred loss above the overcollateralization amount, in the event the overcollateralization is insufficient to cover probable incurred losses within the Participation Interest. Based on this evaluation, management deems no allowance for loan losses necessary as of December 31, 2007.
Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Information systems are depreciated over their useful lives which range from one to seven years. Buildings are depreciated over 40 years and improvements to leased property are amortized over the lesser of the term of the lease or life of the improvements. Furniture and equipment are depreciated over their useful lives which range from one to ten years.
The Retail Bank reviews all premises and equipment for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment exists when the estimated undiscounted cash flows for the property are less than its carrying value. If identified, an impairment loss is recognized through a charge to earnings based on the fair value of the asset less costs to sell.
Deposits: Deposits consist of certificates of deposit, savings accounts and money market deposit accounts. Such balances are credited with interest at rates ranging from 1.00% to 6.05% at December 31, 2007.
Income Taxes: The tax provision was computed as if the Retail Bank was a stand-alone entity. There was no cash paid for taxes. There is no tax sharing agreement between FIL and the Retail Bank. Taxes are paid by FIL and are reflected in the Statement of Owner’s Investment/(Deficit) as other distributions from owner.
The Retail Bank uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the periods in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the change.
Derivative Financial Instruments: The Retail Bank utilized derivative financial instruments in connection with its interest rate risk management activities. In accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended and interpreted, the derivative financial instrument is reported on the balance sheet at its fair value with changes in fair value recognized in current period income. Throughout 2007, the Retail Bank treated its derivative instrument as an economic hedge and did not designate it as an accounting hedge.
Other Comprehensive Income: All components of comprehensive income classified by their nature are required to be reported in the financial statements in the period in which they are recognized. A total amount for comprehensive income is required to be displayed in the financial statement where the components of other comprehensive income are reported. Other than net income, the Retail Bank did not have any components of other comprehensive income to be reported for the year ended December 31, 2007 and therefore a statement of comprehensive income is not included in these financial statements.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
Recent Accounting Standards
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a two-step approach for the recognition and measurement of a tax position taken or expected to be taken in an entity’s tax return. The first step in the evaluation of a tax position is recognition: The Retail Bank must determine whether it is more likely than not that a given tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In this evaluation the Retail Bank must presume that the position will be examined by the appropriate taxing authority that would have full knowledge of all relevant information. The second step is measurement: A tax position meeting the more-likely-than-not recognition threshold is recorded at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The effective date for FIN No. 48 is the beginning of the first fiscal year beginning after December 15, 2008 for non-public companies. Management of the Retail Bank does not expect the adoption of FIN No. 48 to have a material impact on the financial statements.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP and provides for expanded disclosures concerning fair value measurements. SFAS No. 157 retains the exchange price notion in earlier definitions of fair value; however, focuses on the price that would be received to sell the asset or paid to transfer the liability at the measurement date (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). SFAS No. 157 also establishes a fair value hierarchy used to classify the source of information used by the entity in fair value measurements. That is, assumptions developed based on market data obtained from independent sources (observable inputs) versus the entity’s own assumptions about market assumptions developed based on the best information available in the circumstances (unobservable inputs). The Retail Bank does not believe the adoption will have a significant impact on its financial position or results of operations. SFAS No. 157 is effective for the Retail Bank’s fiscal year beginning January 1, 2008.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows entities the option to measure many financial instruments and certain other items at fair value at specified election dates with changes in fair value reported in earnings. The fair value option may be applied on an instrument by instrument basis (with some exceptions), is irrevocable (unless a new election date occurs) and is applied only to entire instruments and not to portions of instruments. The FASB indicated that the objective of this statement is to improve financial reporting by providing entities the opportunity to mitigate volatility in reported earnings that are caused by measuring related assets and liabilities differently, without having to apply complex hedge accounting provisions. The Retail Bank does not believe the adoption will have a significant impact on its financial position or results of operations. SFAS No. 159 is effective for the Retail Bank’s fiscal year beginning January 1, 2008.
In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (“SFAS No. 141(R)”). This pronouncement will significantly change the accounting for business combinations, expand the concept of a business combination (such that a transfer of consideration is not necessarily required to trigger acquisition-method accounting), and amend the GAAP definition of a “business” to include development stage enterprises. SFAS No. 141(R) will also impact accounting for the initial consolidation of a variable interest entity that is a business, and accounting for bargain purchase (as defined) and step acquisitions. When a business combination constitutes a change in control of the acquiree, the purchasing entity will generally be required to recognize all (and only) the assets acquired, liabilities assumed, and noncontrolling interest (formerly known as “minority interests”) at their full fair value as of the acquisition date, even when the controlling interest acquired is less than a 100% interest.
In addition, SFAS 141(R) will change the accounting treatment for certain specific items, including:
•	Transaction costs will be accounted for under other GAAP, such that they will generally be expensed unless the costs are associated with issuing debt and/or equity securities;

•	Contingent consideration arising as a result of contractual arrangements will be included when determining the total consideration paid, and recognized at its acquisition-date estimated fair value. Except for equity-classified consideration, subsequent changes in that value will generally be reflected in results of operations;

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
•	Acquired contingent liabilities will be recorded at their estimated fair value at the acquisition date, and subsequently measured at the higher of such amount or the amount determined under existing GAAP for non-acquired contingencies;

•	Unless restructuring and exit-activity costs associated with a business combination qualify under SFAS No. 146 on the acquisition date, such costs will no longer be recognized at that time; instead, they will be expensed as incurred subsequent to the acquisition date; and

•	Changes in an acquirer’s deferred tax asset valuation allowance and uncertain income tax positions after the acquisition date will generally be recognized as adjustments of income tax expense.
SFAS No. 141(R) includes substantial new disclosure requirements, and applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning after December 14, 2008. Earlier adoption is prohibited. Such pronouncement must be adopted concurrently with SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51” (SFAS No. 160). The Retail Bank does not believe the adoption will have a significant impact on its financial position or results of operations. SFAS No. 141(R) is effective for the Retail Bank’s fiscal year beginning January 1, 2009.
In December 2007, the FASB issued SFAS No. 160, which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also amends certain consolidation procedures for consistency with the requirements of SFAS No. 141(R). The Retail Bank does not believe the adoption will have a significant impact on its financial position or results of operations. SFAS No. 160 is effective for the Retail Bank’s fiscal year beginning January 1, 2009.
NOTE 2 — CASH AND CASH EQUIVALENTS
Cash and cash equivalents are summarized in the following table:

(Thousands of dollars)	December 31, 2007

Cash on hand	$281
U.S. government treasury bills, agency discount notes and money market funds	3,192,358

Total cash and cash equivalents	$3,192,639

NOTE 3 — COMMERCIAL REAL ESTATE LOAN PARTICIPATION INTEREST, NET
On July 2, 2007, the Retail Bank purchased a $4.20 billion Participation Interest from iStar Financial Inc. (“iStar”). The Participation Interest represents a 70% interest in a commercial real estate loan portfolio previously originated by FIL. The Participation Interest bears interest at one-month LIBOR plus 150 basis points. The Retail Bank’s Participation Interest in the loan portfolio is governed by a participation agreement pursuant to which the Retail Bank is entitled to receive 70% of all principal payments on the loans, including with respect to any portion of the unfunded commitments with respect to such loans that are subsequently funded by iStar. iStar has all obligations with respect to the loan portfolio (including the obligation to fund approximately $3.72 billion of existing unfunded commitments) as well as servicing the loan portfolio. The terms of the participation agreement call for iStar to provide the Retail Bank with principal paydowns on a monthly basis plus interest payments on the unpaid principal balance. The following table summarizes the activity in the Participation Interest for the year ended December 31, 2007:

(Thousands of dollars)

Beginning principal balance	$—
Participation interest purchased — principal balance	4,201,208
Principal payments	(1,029,031)

Ending principal balance	$3,172,177
Allowance for loan losses	—

Commercial real estate loan participation interest, net	$3,172,177

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
During the year ended December 31, 2007, the Retail Bank recognized $125.9 million in interest income on the Participation Interest. Subsequent to December 31, 2007, the Retail Bank received interest payments from iStar of $83.1 million through September of 2008. Additionally, the Retail Bank received principal payments from iStar of $1.5 billion through September of 2008.
At December 31, 2007, approximately 17%, 16% and 15% of the loan collateral underlying the Participation Interest were located in New York, California and Florida, respectively; no other state represented greater than 7% of the underlying loan portfolio. The loan collateral underlying the Participation Interest includes a wide variety of property and project types including condominiums (construction and conversion), multifamily — other, office, retail, industrial, land development, lodging and mixed-use properties. At December 31, 2007, approximately 35%, 24%, 16% and 11% of the loan collateral underlying the Participation Interest were condominium construction, condominium conversion, land development and retail property types, respectively; no other property type represented greater than 4% of the underlying loan portfolio.
In connection with the Retail Bank’s interest rate risk management activities, the Retail Bank purchased an interest rate floor in order to economically hedge the Participation Interest from declines in interest rates. The interest rate floor is treated as an economic hedge (not designated as an accounting hedge) and is classified as a free-standing derivative. As of December 31, 2007, the fair value of the interest rate floor was $3.85 million and is included with other assets on the accompanying balance sheet. The notional amount of the interest rate floor was $2.06 billion as of December 31, 2007. Changes in the fair value of the interest rate floor are reported as a component of other income in the statement of operations. Subsequent to December 31, 2007, the Retail Bank sold the interest rate floor for a gain of $10.4 million.
Although the Retail Bank does not anticipate nonperformance by iStar of its duties related to the Participation Interest, the Retail Bank does have counteryparty risk related to iStar.
NOTE 4 — PREMISES AND EQUIPMENT, NET
Premises and equipment consists of the following:

(Thousands of dollars)	December 31, 2007

Information systems	$4,251
Leasehold improvements	5,963
Furniture and equipment	2,494
Buildings	593
Land	25
Accumulated depreciation and amortization	(8,916)

Premises and equipment, net	$4,410

Depreciation and amortization expense totaled $1.63 million for the year ended December 31, 2007.
NOTE 5 — INCOME TAXES
The major components of income tax expense are summarized in the following table:

(Thousands of dollars)	Year Ended December 31, 2007

Federal:
Current	$5,316
Deferred	—

5,316
State:
Current	1,090
Deferred	—

1,090

Total income tax expense	$6,406

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
A reconciliation of the effective federal tax rate in the statement of operations with the statutory federal income tax rate of 35.0% was summarized in the following table:

Year Ended December 31, 2007

Federal statutory rate	35.0%
Deferred tax valuation reserve	4.1%
State income taxes, net of federal benefit	4.7%
Meals and entertainment	0.5%

Effective income tax rate	44.3%

The deferred income tax balance includes the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and for income tax purposes. The components of the Retail Bank’s deferred tax assets are summarized in the following table:

(Thousands of dollars)	December 31, 2007

Deferred tax assets:
State income and franchise taxes	$357
Other — net	413

Total deferred tax assets before valuation allowance	770
Valuation allowance	(770)

Net deferred tax assets after valuation allowance	$—

In assessing the realization of deferred income tax assets, the Retail Bank considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets depends on the ability to recover previously paid taxes through loss carrybacks and the generation of future taxable income during the periods in which temporary differences become deductible. As a result of losses anticipated in 2008, which indicate uncertainty as to the availability of future taxable earnings, the “more likely than not” standard has not been met and therefore the portion of the deferred tax asset that requires future taxable income will not be realized. As such, a valuation allowance of approximately $770 thousand has been established decreasing the total accumulated deferred tax asset of approximately $770 thousand to zero reported in the table above.
NOTE 6 — OTHER ASSETS AND LIABILITIES
The following table details the composition of the Retail Bank’s other assets and other liabilities:

(Thousands of dollars)	December 31, 2007

OTHER ASSETS
Derivative financial instrument — Interest rate floor	$3,848
Prepaid expenses	3,296

Total other assets	$7,144

(Thousands of dollars)	December 31, 2007

OTHER LIABILITIES
Accounts payable	$6,500
Accrued interest payable	1,637
Accrued incentive compensation	886
Other	674

Total other liabilities	$9,697

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
NOTE 7 — DEPOSITS
Deposits are insured by the FDIC (up to legal limits) and are summarized below by type with respective interest rate ranges as of December 31, 2007:

		Weighted
(Thousands of dollars)	Balance	Average Rate

Savings and money market deposit accounts	$494,498	3.55%
Certificates of deposit:
Under $100,000	2,400,005	4.91%
$100,000 and over	1,505,845	4.99%

	$4,400,348	4.78%

Certificates of deposit outstanding, excluding brokered certificates of deposits, at December 31, 2007, are detailed by maturity and rates as follows:

		Weighted
(Thousands of dollars)	Balance	Average Rate

Three months or less	$1,225,036	4.93%
Over three months through six months	2,118,603	4.96%
Over six months through 12 months	447,361	4.79%
Over 12 months	67,167	4.84%

Total	$3,858,167	4.93%

Of the $3.91 billion in total certificates of deposit outstanding at December 31, 2007, $47.68 million were obtained through brokers. As more fully discussed in Note 9, FIL is prohibited from accepting new or renewing existing brokered deposits; to again accept or renew brokered deposits, FIL must obtain FDIC approval.
The table below summarizes the Retail Bank’s certificates of deposit as of December 31, 2007, which is in amounts of $100,000 or more, by maturity and by type.

	Certificates of Deposit $100,000 or more, maturing
		Over 3	Over 6
	3 months	through	through	Over
(Thousands of dollars)	or less	6 months	12 months	12 Months	Total

Retail	$389,509	$822,004	$136,626	$18,314	$1,366,453
IRAs	18,779	51,329	15,106	6,496	91,710
Brokered	—	—	13,362	34,320	47,682

	$408,288	$873,333	$165,094	$59,130	$1,505,845

Total interest payments on deposits were $204.63 million in 2007.
NOTE 8 — EMPLOYEE BENEFIT PLANS
The Retail Bank participates in FGC’s 401(k) Plan and Employee Stock Ownership Plan (“ESOP”) that cover substantially all employees with at least one year of service. The Retail Bank contribution expense for the 401(k) plan amounted to $756 thousand for 2007. The Retail Bank did not contribute to the ESOP Plan in 2007. The contributions, which are generally discretionary, are based on total compensation of the participants. FGC’s ESOP is a non-leveraged plan.
The Retail Bank also participates in FGC’s Restricted Stock Award Plan, which is provided for the benefit of certain key members of management. Restricted stock awards are amortized to compensation expense over the service period of the awards that vary from two to ten years. The Retail Bank’s amortization expense amounted to $420 thousand for 2007.
The Retail Bank also participates in FGC’s Supplemental Executive Retirement Plan and Excess Benefit Plan; both of which are deferred compensation plans designed to provide certain employees the ability to receive benefits that would be otherwise lost under FGC’s qualified retirement plans due to statutory or other limits on salary deferral and matching contributions.

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
NOTE 9 — COMMITMENTS AND CONTINGENCIES
Legal Actions:
The Retail Bank is a defendant in a number of legal actions or regulatory proceedings arising in the ordinary course of business or from regulatory examinations conducted by the FDIC and the California Department of Financial Institutions (“DFI”). As more fully discussed in Note 11, CapitalSource did not acquire FIL or any of its contingent liabilities. Accordingly, the Retail Bank does not believe the cost, if any, of defending any such legal actions or regulatory proceedings will have a material impact on its business, financial condition or results of operations.
Order to Cease & Desist:
On March 7, 2007, FIL consented to the Order to Cease & Desist (the “Order”) issued by the FDIC without admitting to the allegations contained in the Order. The Order calls for, among other things, certain changes in FIL’s commercial real estate lending businesses. In particular, the Order (i) limits FIL’s ability to extend credit to certain commercial real estate borrowers and (ii) requires the implementation of a written lending and collection policy to provide effective guidance and control over FIL’s commercial real estate lending function, including a planned material reduction in the volume of funded and unfunded non recourse lending and loans for condominium conversion and construction as a percentage of Tier 1 capital. In addition, the Order requires that FIL adopts a Capital Adequacy Plan to maintain adequate Tier 1 capital in relation to the risk profile of FIL. Further, the Order mandates various specific management requirements and enhanced oversight over FIL’s operations. The Order relates specifically to FIL, FGCC and FGC. As more fully discussed in Note 11, CapitalSource did not acquire FIL or any of its contingent liabilities. Accordingly, the Retail Bank does not believe the cost of compliance, if any, with the Order or the impact of the Order will have a material impact on the Retail Bank’s business, financial condition or results of operation.
Supervisory Prompt Corrective Action Directive:
On March 26, 2008, the FDIC, with the concurrence of the DFI, issued a Supervisory Prompt Corrective Action Directive (the “Directive”) to FGC, FGCC and FIL. The Directive requires FGC, FGCC and FIL to take certain actions to recapitalize FIL within 60 days, or by May 26, 2008. The Directive also categorized FIL as being an “undercapitalized” depository institution, as defined under the Federal Deposit Insurance Act and FDIC rules and regulations. The Directive also set forth certain limitations and restrictions on FIL and its business. To this end, FGC, FGCC and FIL entered into the Purchase and Assumption Agreement with CapitalSource (see Note 11 — Subsequent Events).
Lease Obligations:
Total rent expense for facilities and equipment under operating leases for 2007 was $2.57 million. The Retail Bank leases office facilities and certain equipment under non-cancelable operating leases, the terms of which range from one to ten years. Certain leases provide for an increase in the basic rental to compensate the lessor for increases in operating and maintenance costs. The leases may also provide renewal options. Rent expense for the Retail Bank consists of rent from 20 branches plus rent allocated to the Retail Bank primarily for the use of the administration facilities located in Brea, California.
Under present operating leases, rental commitments as of December 31, 2007 are summarized in the following table:

(Thousands of dollars)	Amount

2008	$2,546
2009	2,114
2010	1,268
2011	630
2012	349
Thereafter	—

$6,907

Fremont Retail Deposit Division and Significant Assets
(A Carve-Out Business of Fremont Investment & Loan)
December 31, 2007
NOTE 10 — FAIR VALUES OF FINANCIAL INSTRUMENTS
The Retail Bank used the following methods and assumptions to estimate the fair value of each class of financial instrument at December 31, 2007:
•	Cash and cash equivalents: Includes highly liquid investment instruments with an original maturity of three months or less. As such, the carrying amount approximates fair value.

•	Commercial real estate loan participation interest: The fair value of the Participation Interest is estimated utilizing a net present value analysis that utilizes a discount rate reflective of the appropriate risk.

•	Deposits: The carrying amounts of deposits for savings and money market accounts are deemed to approximate fair value. The fair values of certificates of deposit are estimated utilizing discounted cash flow analyses that applies interest rates currently being offered on certificates of deposits with similar maturities.
The carrying amounts and fair values of the Retail Bank’s financial instruments are summarized in the following table as of December 31, 2007:

	Carrying	Estimated
(Thousands of dollars)	Amount	Fair Value

ASSETS
Cash and cash equivalents	$3,192,639	$3,192,639
Commercial real estate participation interest	3,172,177	3,098,029
LIABILITIES
Deposits	4,400,348	4,406,856
NOTE 11 — SUBSEQUENT EVENTS
On July 25, 2008, CapitalSource, FIL, FGC and FGCC consummated the Purchase and Assumption Agreement by completing the acquisition and sale of approximately $5.2 billion of retail deposits and 22 retail banking branches from FIL and commenced operations of CapitalSource Bank, a ‘de novo’ bank. CapitalSource also acquired certain systems and other infrastructure necessary for the operation of the retail branch network, $3.3 billion in cash and cash equivalents; the Participation Interest which had an outstanding principal balance of approximately $1.9 billion as of July 25, 2008 and certain other assets. CapitalSource did not acquire FIL, any contingent liabilities or any business operations except FIL’s retail branch network and associated systems and infrastructure. The Purchase and Assumption Agreement provided for a cash purchase price of $58 million plus an amount equal to 2% of assumed deposits at closing. Additionally, the Purchase and Assumption Agreement provided for the Participation Interest to be acquired at a 3% discount to its net book value (as defined in the Agreement).
On July 30, 2008, FIL changed its name to Fremont Reorganizing Corporation.